LAW OFFICES OF
KEVIN J. KEENAN
A PROFESSIONAL CORPORATION

August 1, 2008

Infobionics Incorporated
756 Goodrich Avenue
St. Paul, Minnesota 55105

Re: Registration Statement on Form S-1/A
Registration No. 333-148430

Ladies and Gentlemen:

We have acted as counsel to Infobionics Incorporated, a Minnesota corporation (the "Company"), in connection with a registration statement on Form S-1/A (Registration No. 333-148430) (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), relating to the registration, under the Securities Act of 1933, as amended, of the resale by the selling shareholders identified in the Registration Statement of an aggregate of 9,725,111 shares of the common stock, without par value, consisting of 4,505,250 issued and outstanding shares of common stock (the "Shares"), and 5,219,861 shares of common stock (the "Warrant Shares") issuable upon the exercise of certain callable and non-callable warrants of the Company (the "Warrants").

This letter is being furnished at your request and in accordance with the requirements of Item 601(b)(5) of Regulation S-B under Securities Act of 1933, as amended (the "Act").

The opinion set forth in this letter is subject to the following qualifications:

1. We have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Amended and Restated Articles of Incorporation, as amended (as amended, the "Articles of Incorporation"), and the Bylaws of the Company, as filed as exhibits to the Registration Statement, (c) such evidence of incumbency of directors and officers of the Company as we have deemed appropriate, (d) such evidence of the corporate proceedings of the Company as we have deemed appropriate, (e) such certificates of officers of the Company as we have deemed appropriate, (f) such certificates of public officials as we have deemed appropriate and (g) such agreements and instruments as we have deemed appropriate.

2. We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person other than officers of the Company, (b) the genuineness of signatures, the authenticity of any document submitted to us as an original, the conformity to the original of any document submitted to us as a copy and the authenticity of the original of any document submitted to us as a copy and (c) the accuracy on the date of this letter as well as on the date made of each statement as to any factual matter contained in any document submitted to us.

3. We do not express any opinion concerning any law other than the Minnesota Business Corporation Act, the provisions of the Constitution of the State of Minnesota relating to corporations and reported judicial decisions addressing the Business Corporation Act of the State of Minnesota and such provisions of the Constitution of the State of Minnesota (collectively the "Business Corporation Law of the State of Minnesota").

523 W. 6TH STREET, SUITE 626
LOS ANGELES CALIFORNIA 90014
TELEPHONE 213 488 0942
FACSIMILE 213 488 0966
E-MAIL KJK@KKEENANLAW.COM

4. We are familiar with the Business Corporation Law of the State of Minnesota and we have make such inquires with respect thereto as we consider necessary to render this opinion with respect to a Minnesota corporation.

5. The opinion set forth in this letter deals only with the specific legal issue or issues it explicitly addresses and does not address any other matter (including, but not limited to, except as expressly set forth in such opinion, any matter concerning the contents of the Registration Statement).

6. This letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you of any such change or any effect of any such change on the opinion set forth in this letter.

Subject to the qualifications set forth in this letter, it is our opinion that under the Business Corporation Law of the State of Minnesota and the Articles of Incorporation and the Bylaws of the Company:

A. The Shares have been duly authorized and are validly issued, fully paid and nonassessable.

B. The Warrant Shares have been duly authorized and, when issued upon conversion of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We consent to the use of this letter as an exhibit to the Registration Statement and to the references to us under the headings "Interest of Named Experts and Counsel" and "Legal Opinion" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

LAW OFFICES OF KEVIN J. KEENAN,
a professional corporation

By: ______________________
Kevin J. Keenan